UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 — Termination of a Material Definitive Agreement.
On May 20, 2014, EZCORP, Inc. (the “Company”) notified Madison Park, LLC (“Madison Park”) that it is exercising its right to terminate the advisory services agreement (the “Agreement”) between Madison Park and the Company effective June 19, 2014. Madison Park is a business and financial advisory firm wholly owned by Phillip E. Cohen, the beneficial owner of all of the Company’s outstanding Class B Voting Common Stock. Under the Agreement, Madison Park provided certain advisory services related to the Company’s business and long-term strategic plan. No material early termination penalties were incurred by the Company in connection with the termination of the Agreement.
Item 8.01 — Other Events.
On May 16, 2014, the Board of Directors of the Company (the “Board”) elected Mr. Bill Love as the independent, non-executive Chairman of the Board. Mr. Love has served as an independent director of EZCORP since October 2008 and has served as Lead Director since September 2013. He also serves as chair of the Board’s Audit Committee.
Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 21, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	May 21, 2014	By:	/s/ Mark Kuchenrither
Mark Kuchenrither
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 21, 2014.

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